SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Transaction Completed October 2, 2009

BIOFIELD CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-27848	13-3703450
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Strafford Avenue – Suite One –
Wayne, PA  19087
 (Address of principal executive offices)

(215) 972-1717
(Registrant’s telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed on Form 8-K filed February 9, 2009, on December 11, 2008, Biofield Corp. (the “Corporation”) entered into a Sale of Shares Agreement (the “Stock Purchase Agreement”) with Valirix, plc, to acquire a minority interest in Valibio, SA and contemporaneously entered into an Exclusive Distribution Agreement (the “Distribution Agreement”) with Valibio, SA which granted Biofield exclusive distribution rights worldwide (excluding Belgium) for ValiRx plc’s Human Papilloma Virus (HPV) diagnostic test for cervical cancer, ValioRx’s Hypergenomics™ and Nucleosomics™ cancer diagnostics products, and any other cancer diagnostic products developed during the term of the Distribution Agreement.

On May 13, 2009, ValiRx Plc and the Corporation entered into a letter agreement amending the Stock Purchase Agreement (the “Amendment”) whereby Biofield agreed to make payments towards the 660,000 Euro purchase price (the “Purchase Price”) prior to certain dates which, to date, have not been made.

Thereafter, on September 22, 2009, ValiRx and the Corporation further amended the Stock Purchase Agreement pursuant to Amendment No. 2 (“Amendment No. 2”), which extended the payment date of the Purchase Price until December 31, 2009. As security for extending the payment date of the Purchase Price until December 31, 2009, Mr. James MacKay, a shareholder of the Corporation, shall transfer 1,500,000 shares of preferred stock, par value $0.001 per share (the “Preferred Shares”), of Biofield Corp. to ValiRx, provided Mr. MacKay retains voting control of the Preferred Shares per the Pledge Agreement and Voting Agreement executed concurrently with Amendment No. 2. This last of this series of documents comprising the transaction, the Pledge Agreement, was executed and delivered by Mr. MacKay on October 2 after the close of business, thereby completing the transaction.

In the event the Purchase Price is not satisfied prior to December 31, 2009, ValiRx may elect to either (i) convert the Preferred Shares into common stock and to apply the proceeds of any and all eventual sales in payment and satisfaction of the Purchase Price, or (ii) collect on the Purchase Price in full. If ValiRx chooses (i) above, any such sales of shares shall not exceed twenty percent (20%) of the total volume of the five (5) preceding trading days, on a weekly basis; further, if such converted shares do not cover the unpaid balance of the Purchase price, additional shares shall be delivered to ValiRx to satisfy the obligation in full. Any shares remaining after the purchase Price has been paid, shall be returned to Mr. MacKay.

In the event the Corporation raises capital in one or more private placements prior to December 31, 2009, Biofield shall satisfy the Purchase Price out of the use of proceeds of such raise by applying 10% of the proceeds below $500,000, plus 15% of the proceeds above $500,000 up to the Purchase Price.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Sale of Shares Agreement by and between Biofield Corp., ValiRx Plc., and Mr. James MacKay,dated September 23, 2009.
10.2	Voting Agreement by and between ValiRx Plc. and Mr. James MacKay,dated September 23, 2009.
10.3	Pledge Agreement by and between Biofield Corp., ValiRx Plc., and Mr. James MacKay, dated September 23, 2009 (Executed & Delivered October 2, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2009	BIOFIELD CORP.

By: /s/ David Bruce Hong
David Bruce Hong
Title: Chief Executive Officer